                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, with respect to the Statement of Revenues and Direct Expenses of the Consumer Internet Access Services of Sprint Corporation included in Pre-effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of EarthLink Network, Inc. for the registration of 2,500,000 shares of its common stock.


                                          /s/ Ernst & Young LLP

Kansas City, Missouri


December 28, 1998